CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of Perkin-Elmer Corporation on Form S-3 (File No. 333-39549) and S-8 (File Nos. 2-95451, 33-25218, 33-44191,
33-50847, 33-50849, 33-58778, 33-15189, 333-38881, 333-45187,
333-42683, 333-38713, 333-15259) of our reports dated December 1,
1997, on our audits of the consolidated financial statements and financial statement schedule of PerSeptive Biosystems, Inc. as of September 30, 1997 and 1996, and for the years ended September 30, 1997, 1996 and 1995, which report is incorporated by reference in this Current Report on Form 8-K/A.





Boston, Massachusetts                           COOPERS & LYBRAND L.L.P.
April 6, 1998